SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2005

(Date of earliest event reported)

COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Nevada	0-51044	01-0668846

(State or other jurisdiction	(Commission File Number)	(IRS Employer of incorporation)
Identification No.)

400 S. 4TH Street, Suite 215, Las Vegas, Nevada	89101

(Address of principal executive offices)	(Zip Code)

(702) 878-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit Index
EX-99.1
EX-99.2

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 19, 2005, Community Bancorp (the “Company”) and Bank of Commerce entered into an Agreement to Merge and Plan of Reorganization (the “Agreement”), pursuant to which Bank of Commerce has agreed to merge with and into Community Bank of Nevada, the wholly owned subsidiary of the Company. Shareholders of the Bank of Commerce will have the election of receiving cash, shares of Company common stock, or a combination of cash and stock in exchange for each share of Bank of Commerce stock. The merger is subject to the approval of the shareholders of Bank of Commerce, the receipt of necessary regulatory approvals, and other customary closing conditions. The merger does not require approval by the Company’s shareholders. Copies of the Agreement and a press release relating to the transaction are included in this Report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description
99.1	Agreement to Merge and Plan of Reorganization

99.2	Press release dated May 19, 2005

1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY BANCORP
By:	/s/ Edward M. Jamison
Edward M. Jamison
President and Chief Executive Officer

     Date: May 20, 2005

2

Exhibit Index

Exhibit
Number	Description
99.1	Agreement to Merge and Plan of Reorganization

99.2	Press release dated May 19, 2005